As filed with the Securities and Exchange Commission on August 21, 2008

Registration No.: 333-147641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1018684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory P. Stemm, Chairman and Chief Executive Officer

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Doney, Esq.

Fowler White Boggs Banker P.A.

501 East Kennedy Boulevard, Suite 1700

Tampa, Florida 33602

Telephone: (813) 228-7411

Facsimile: (813) 229-8313

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-3 (Registration No. 333-147641) was originally filed with the Securities and Exchange Commission on November 27, 2007, by the Registrant. The Registration Statement registered the resale by certain selling stockholders named therein of up to 3,500,000 shares of the Registrant’s common stock (the “Shares”). The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration all unsold Shares previously registered for resale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 20, 2008.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Michael J. Holmes
Michael J. Holmes Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 20, 2008, by the following persons in the capacities and on the dates indicated.

* Gregory P. Stemm	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Michael J. Holmes Michael J. Holmes	Chief Financial Officer (Principal Financial Officer)

* Jay A. Nudi	Controller (Principal Accounting Officer)

/s/ Mark D. Gordon Mark D. Gordon	President, Chief Operating Officer, and Director

Bradford B. Baker	Director

* David J. Bederman	Director

* George Knutsson	Director

* David J. Saul	Director

* By:	/s/ Michael J. Holmes
Michael J. Holmes, Attorney-in-Fact

Powers of Attorney have been filed with this Registration Statement.